UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2009

AMBASSADORS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26420	91-1688605

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)
2101 4th Avenue, Suite 210, Seattle, Washington 98121
(Address of Principal Executive Offices)
(Zip Code)
(206) 292-9606
(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.
     On October 29, 2009, management of Ambassadors International Inc. (the “Company”) concluded that it expects to record impairment charges of $31.95 million for the quarter ended September 30, 2009, of which $27.7 million relate to its Windstar Cruises vessels and $4.25 million relate to its Majestic America Lines vessels. The Company does not expect to make any cash expenditures related to this charge.
     Financial Accounting Standards Board, Accounting Standards Codification 360-10, Property, Plant, and Equipment (“FASB ASC 360-10”), provides that a long-lived asset (asset group) should be tested for recoverability whenever events or changes in circumstances (triggering events) indicate that its carrying amount may not be recoverable. In preparing its interim financial statements for the period ended September 30, 2009, the Company concluded that the previously announced exchange offer that the Company is conducting for its outstanding 3.75% Convertible Senior Notes due 2027 and other developments during the quarter qualified as a triggering event under FASB ASC 360-10. As a result of this determination, the Company conducted an impairment analysis of its long-lived assets including its Windstar Cruises and Majestic America Lines assets in the quarter ended September 30, 2009.
     The Company’s impairment analysis for its Windstar Cruises fleet included observable and unobservable inputs to estimate fair value under the market approach and income approach valuation techniques. The Company’s market approach to estimate the fair value of the Windstar Cruises assets was based upon observable inputs including third-party maritime appraisal reports obtained for insurance purposes, sales of other vessels and the estimated replacement value of other vessels. Management’s best estimate of the sales price of the Windstar Cruises assets considered recent declines in ship values in the cruise industry and the manner in which the Windstar Cruise vessels are different to other cruise ships in its industry. The Company’s income approach to estimate the fair value of the Windstar Cruises assets included a discounted cash flow model based on unobservable inputs and a range of future probabilities. The Company’s impairment analysis for its Majestic America Line fleet included observable and unobservable inputs to estimate fair value, including industry trends and current market information learned during the Company’s negotiations to sell the Queen of the West.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements regarding the expected impairment charge to certain of its assets and any resulting cash payment from the impairment charge. The forward-looking statements contained in this release are based on the Company’s current expectations and entail various risks and uncertainties that could cause the Company’s actual results to differ materially from those suggested in the forward-looking statements. The Company believes that such risks and uncertainties include, among others, further declines in the fair market value of its assets; failure to consummate successfully the exchange offer; general economic and business conditions; overall conditions in the cruise, travel and insurance industries; unexpected events that disrupt the Company’s cruise operations; and other factors discussed more specifically in the Company’s annual, quarterly and current reports filed with the SEC on Forms 10-K, 10-Q and 8-K.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMBASSADORS INTERNATIONAL, INC.
Date: October 30, 2009	By:	/s/ Arthur A. Rodney
Arthur A. Rodney
Chief Executive Officer